PEPCO HOLDINGS, INC. UNAUDITED PRO FORMA COMBINED BALANCE SHEET AT JUNE 30, 2002
(Millions of Dollars)	Pepco (As Reported)	Conectiv (As Reclassified)	Pro Forma Adjustments Dr. Cr.				Pepco Holdings, Inc. (Pro Forma)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$ 488.8	$ 28.8	$ 700.0	(g)	$ 1,095.3	(a), (g)	$ 122.3
Marketable securities	163.7	1.8					165.5
Accounts receivable, net	455.0	675.6					1,130.6
Fuel, materials and supplies - at average cost	38.5	104.9					143.4
Prepaid expenses and other	31.3	70.2			7.8	(c.3)	93.7
Total Current Assets	1,177.3	881.3	700.0		1,103.1		1,655.5
INVESTMENTS AND OTHER ASSETS
Investment in finance leases	870.9	27.0					897.9
Operating lease equipment, net	1.7						1.7
Goodwill		313.1	1,424.0	(c)	313.1	(b)	1,424.0
Regulatory assets, net		1,262.2					1,262.2
Other	658.6	252.7	38.5	(f)	98.3	(c.2)	862.0
			10.5	(g)
Total Investments and Other Assets	1,531.2	1,855.0	1,473.0		411.4		4,447.8

INVESTMENT IN CONECTIV			2,158.3	(a)	2,158.3	(b)	0.0

PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	4,465.3	5,594.5			104.2	(c.1)	9,955.6
Accumulated depreciation	(1,679.6)	(1,850.8)					(3,530.4)
Net Property, Plant and Equipment	2,785.7	3,743.7	0.0		104.2		6,425.2
TOTAL ASSETS	$5,494.2	$6,480.0	$4,331.3		$3,777.0		$12,528.5
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Short-term debt	$518.6	$1,581.5	683.4	(g)			1,416.7
Accounts payable and accrued payroll	242.1	350.9			35.6	(a)	628.6
Capital lease obligations due within one year	15.6	0.1					15.7
Interest and taxes accrued	92.2	71.5					163.7
Other	177.8	230.3	106.1	(g)	73.0	(c.5)	470.7
					95.7	(f)
Total Current Liabilities	1,046.3	2,234.3	789.5		204.3		2,695.4

DEFERRED CREDITS
Regulatory liabilities, net	10.3	49.3					59.6
Income taxes	665.8	890.4	204.1	(c.6)			1,352.1
Investment tax credits and other	23.7	47.9					71.6
Other	36.4	221.9			218.9	(c.4)	477.2
Total Deferred Credits	736.2	1,209.5	204.1		218.9		1,960.5

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS	1,666.5	1,484.7			5.2	(c.3)	4,656.4
					1,500.0	(g)
COMPANY OBLIGATED MANDATORILY REDEEMABLE PREFERRED SECURITIES OF SUBSIDIARY TRUST WHICH HOLDS SOLELY PARENT JUNIOR SUBORDINATED DEBENTURES	125.0	165.0					290.0

PREFERRED STOCK	84.8	35.8					120.6
SHAREHOLDERS' EQUITY
Common stock, $.01 par value for PHI	118.5	0.9	0.9	(b)	0.6	(a)	1.7
			117.4	(d)

Additional paid in capital	1,015.4	1,124.2	1,124.2	(b)	1,026.8	(a)	2,157.2
			2.4	(e)	117.4	(d)

Unearned compensation		(3.7)			3.7	(b)	0.0

Accumulated other comprehensive loss	(7.7)	(0.9)	57.2	(f)	0.9	(b)	(64.9)

Retained income	989.5	230.2	230.2	(b)			711.6
			277.9	(e)
	2,115.7	1,350.7	1,810.2		1,149.4		2,805.6
Less cost of shares of common stock in treasury	(280.3)				280.3	(e)	0.0
	1,835.4	1,350.7	1,810.2		1,429.7		2,805.6

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$5,494.2	$6,480.0	$2,803.8		$3,358.1		$12,528.5

PEPCO HOLDINGS, INC. UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME FOR THE SIX MONTHS ENDED JUNE 30, 2002
(Millions of Dollars)	Pepco (As Reported)	Conectiv (As Reclassified)	Pro Forma Adjustments Dr. Cr.				Pepco Holdings, Inc. (Pro Forma)

Operating Revenue
Utility	$ 706.9	$1,034.5					$1,741.4
Competitive operations	385.7	1,101.7					1,487.4
Gain on divestiture of generation and other assets		15.8					15.8
Total Operating Revenue	1,092.6	2,152.0					3,244.6

Operating Expenses
Fuel and purchased energy	586.4	1,563.5					2,149.9
Other operation and maintenance	171.9	303.7					475.6
Depreciation and amortization	75.9	98.4					174.3
Other taxes	94.2	30.8					125.0
Impairment loss	2.4	17.6					20.0
Deferred electric service costs		(40.4)					(40.4)
Total Operating Expenses	930.8	1,973.6					2,904.4

Operating Income	161.8	178.4					340.2

Other Income (Expenses)
Interest income	15.6	6.1	4.0	(h)			17.7
Interest expense	(63.4)	(68.0)	53.6	(i)	6.8	(i)	(178.2)
Loss from equity investments	(1.2)	(3.9)					(5.1)
Other (expenses) income	(0.5)	2.9					2.4
Total Other (Expenses) Income	(49.5)	(62.9)	57.6		6.8		(163.2)

Distributions on Preferred Securities of Subsidiary Trust	4.6	6.7					11.3

Income Tax Expense	36.2	45.9			20.4	(j)	61.7

Net Income	71.5	62.9	57.6		27.2		104.0

Dividends on Preferred Stock	2.5	1.4					3.9

Earnings Available for Common Stock	$ 69.0	$61.5	$57.6		$27.2		$100.1

Weighted Average Shares Outstanding - Basic and Diluted
Common Stock	107.1	82.7			26.4		163.4
Class A Common Stock	-	5.7			5.7		-
Earnings Per Share of Common Stock - Basic and Diluted
Common Stock	$0.64	$0.76					$0.61
Class A Common Stock	-	($0.21)					-
Dividends Declared Per Share
Common Stock	$0.50	$0.44					$0.50
Class A Common Stock	-	$0.75					-

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

BACKGROUND

         The unaudited pro forma combined financial statements have been prepared to give effect to the merger of Pepco and Conectiv resulting in both becoming wholly owned subsidiaries of Pepco Holdings, Inc. The transaction was accounted for as an acquisition of Conectiv by Pepco under the purchase method of accounting. The unaudited pro forma financial information is derived from the June 30, 2002 quarterly historical financial statements of Pepco and Conectiv. The Conectiv historical financial statements have been reclassified to conform to Pepco's financial statement presentation. The accompanying unaudited pro forma balance sheet assumes that the acquisition was consummated on June 30, 2002 and the pro forma statement of income assumes that the acquisition was consummated on January 1, 2002.

         This unaudited pro forma combined financial information should be read in conjunction with the separate historical financial statements for Pepco and Conectiv, and their notes thereto. The unaudited pro forma combined financial statements are not necessarily indicative of the results of operations or financial position that would have been achieved had the transaction reflected therein been consummated as of the date indicated, or of the results of operations or financial position for any future periods or dates.

PRO FORMA ADJUSTMENTS
(a)

The purpose of this adjustment is to record the total consideration of $2,158.3 paid by Pepco for Conectiv and to set up the "Investment in Conectiv" account on Pepco Holding's books. The consideration consists of a combination of cash and Pepco Holdings stock that was issued to existing Conectiv shareholders.

At June 30, 2002 (Amounts in Millions, except per share amount)
Consideration to be Paid to Existing Conectiv Shareholders
	Cash paid	$ 1,095.3 (a)
	Pepco acquisition costs	35.6 (a)
Stock Consideration (valued at $18.26 per Pepco Holding share)
	Par value of stock (56.2 million shares @ $.01 par value)	.6 (a)
	Paid in capital	1,026.8 (a)

	Total consideration to be paid for Conectiv	$ 2,158.3 (a)
(b)	The purpose of this adjustment is to eliminate Conectiv's historical equity accounts and existing goodwill balance in consolidation.
(c)	The purpose of this adjustment is to calculate and record the Goodwill generated from the acquisition of Conectiv (amounts in millions).
	Total consideration paid for Conectiv			$2,158.3
	Less: Book value of Conectiv's net assets (excluding existing goodwill)			$1,037.6
	Excess of acquisition cost to be allocated			$1,120.7
		Conectiv Book Value	Conectiv Fair Value
	Assets
	Property, plant and equipment, net	$3,743.7	3,639.5	104.2	(c.1)
	Investments and other assets	1,541.9	1,443.6	98.3	(c.2)
	Current assets	881.3	873.5	7.8	(c.3)
	Liabilities:
	Preferred stock and securities of subsidiaries	$ 200.8	200.8	-
	Long-term debt	1,484.7	1,489.9	5.2	(c.3)
	Current liabilities	2,234.3	2,234.3	-
	Deferred credits and other liabilities	1,209.5	1,428.4	218.9	(c.4)
	Add: Liabilities assumed			73.0	(c.5)
	Deferred income tax asset			(204.1)	(c.6)
	Total Goodwill			$1,424.0	( c )

(1)	This amount primarily represents a net adjustment to reduce the book value of Conectiv's power plants and related assets to fair value, based on valuations performed in connection with the merger.
(2)

This amount represents the decrease in prepaid pension assets based on the excess of plan assets over the projected benefit obligation after eliminating unrecognized actuarial gains, prior service costs, and net transaction assets.

(3)	These amounts represent miscellaneous fair value adjustments based on valuations performed in connection with the merger.
(4)

This amount primarily records additional liabilities related to Conectiv's OPEB and pension plans for the excess of the fair value of the plan assets over the accumulated postretirement benefit obligation. A fair value adjustment to Conectiv's combustion turbine commitment liability is also included in this entry.

(5)

This amount consists of adjustments for the assumption of liabilities related to estimated Conectiv merger costs (including regulatory settlements), estimated compensation that Conectiv will incur due to the change in control, and the estimated liability associated with Conectiv's settlement of stock options held by certain Conectiv officers and management.

(6)	This amount reflects the pro forma tax impact of pro forma adjustments (1) through (5) at a 40.23% tax rate.
(d)	The purpose of this adjustment is to reflect the change in the $1 par value of Pepco's common stock to a $.01 par value.
	Pepco common shares outstanding at June 30, 2002	107.1
	Par value of Pepco Holdings, Inc. shares	$ .01
	Par value of Pepco Holdings, Inc. shares issued to Pepco shareholders	1.1
	Existing par value of all Pepco common stock	118.5
	Adjustment to decrease Pepco's par value against paid in capital	$117.4	(d)
(e)	The purpose of this adjustment is to eliminate the cost of Pepco's common stock held in treasury.
(f)

The purpose of this adjustment is to reflect the total hedge obligation and the other comprehensive loss balance that existed on the $1.5 billion in debt at the time that the hedge obligation was settled (September 2002).

(g)

The purpose of this adjustment is to reflect Pepco Holdings borrowings of $1.5 billion. These funds (net of $10.5 in underwriter's fees) were used to pay Conectiv shareholders, reduce short term debt, and pay its hedge obligation.

(h)

The purpose of this entry is to record the reduction in interest income resulting from the $400 million in existing Pepco cash that was used to partially fund the merger. An interest rate of 2% is used ($400 x .02 x 6/12= $4).

(i)

The purpose of this entry is to record the additional interest expense resulting from the $1.5 billion loan using an average interest rate of 7.15% ($1.5 billion x .0715 x 6/12= $53.6). Additionally, interest expense was reduced by the payoff of short term debt, using a 2% interest rate ($683.4 x .02 x 6/12 = $6.8)

(j)	This entry represents the tax impact of entries (h) and (i) using a 40.23% tax rate.